Exhibit 10.7

FIRST AMENDMENT TO THE
BEACON ROOFING SUPPLY, INC.
2014 STOCK PLAN

WHEREAS, Beacon Roofing Supply, Inc. (the “Company”) maintains the Beacon Roofing Supply, Inc. 2014 Stock Plan (the “Plan”); and

WHEREAS, the Board of Directors of the Company is authorized to amend the Plan and has authorized an amendment to the Plan, as described below.

NOW, THEREFORE, BE IT RESOLVED, that Section 4.1(e) of the Plan is hereby amended, effective as of August 12, 2015, to read as follows:

(e) The number of shares of Common Stock available for Awards under the Plan shall be reduced in accordance with Section 4.1(a) of the Plan by (i) the number of shares subject to Substitute Awards or (ii) available shares under a stockholder approved plan of a company or other entity that was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) that become subject to Awards granted under this Plan (subject to applicable stock exchange requirements). Any reissuance of shares subject to Substitute Awards shall be in accordance with Sections 4.1(c) and (d).

This First Amendment has been executed by the Company, by its duly authorized officer, as of this 12th day of August, 2015.

BEACON ROOFING SUPPLY, INC.

By:
Title: